(j)
                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports dated January 11, 2001 for the Kemper-Dreman High Return Equity Fund, January 17, 2001 for the Kemper Small Cap Value Fund and January 19, 2001 for the Kemper Contrarian Fund in the Registration Statement (Form N-1A) of Kemper Value Series, Inc. and their incorporation by reference in the related prospectus and statement of additional information of Kemper Equity Funds/Value Style filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (File No. 33-18477) and in this Amendment No. 29 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5385).



                                                          /s/ERNST & YOUNG LLP

                                                          ERNST & YOUNG LLP




Chicago, Illinois
January 29, 2001